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                                                                      EXHIBIT 21

                       LIST OF SUBSIDIARIES OF REGISTRANT

                     BR Holding, Inc., a Georgia corporation

      Host Communications, Inc., a Kentucky corporation and a subsidiary of
                                BR Holding, Inc.

   NTA On-Line Connect, Inc., a Kentucky corporation and a subsidiary of Host
                              Communications, Inc.

     Host Insurance Agency, Inc., a Kentucky corporation and a subsidiary of
                            Host Communications, Inc.

  Hoop-It-Up International, Inc. (DE), a Delaware corporation and a subsidiary of Universal Sports America, Inc.

  USA International, S.A.R.L., a corporation organized under the laws of France and a subsidiary of Universal Sports America, Inc.

   Capital Sports Properties, Inc., a Delaware corporation and a subsidiary of
                                BR Holding, Inc.


  Datasouth Computer Corporation, a Delaware corporation and a subsidiary of BR
                                  Holding, Inc.